Exhibit 99.1

Herbalife Nutrition Reports Third Quarter 2022 Results, Withdraws Full Year 2022 Guidance and Announces CEO Transition

LOS ANGELES--(BUSINESS WIRE)--October 31, 2022--Herbalife Nutrition Ltd. (NYSE: HLF) today reported financial results for the third quarter ended September 30, 2022:

“Building momentum will be my top focus as I continue to work with this talented management team.” - Michael O. Johnson, Chairman and Interim CEO of Herbalife Nutrition

Highlights

  Third quarter 2022 net sales of $1.3 billion, a 9.5% decrease compared to the third quarter 2021. On a constant currency basis1, net sales declined 3.5% compared to the prior year period.
  Third quarter 2022 reported diluted EPS of $0.83 and adjusted2 diluted EPS of $0.91, compared to third quarter 2021 reported and adjusted2 diluted EPS of $1.09 and $1.21, respectively.
  Third quarter 2022 reported net income of $82.2 million and adjusted2 EBITDA of $182.8 million.
  During the third quarter, the Company reduced its debt levels by paying down $50 million of its revolving credit facility.
  Given the rapidly shifting macroeconomic sentiment and backdrop, as well as increased volatility in the marketplace, the Company is withdrawing FY 2022 guidance. The Company will periodically reassess its ability to provide guidance when we believe future performance can be reasonably estimated.
  Michael O. Johnson announced as Chairman and interim CEO. Please refer to separate press release for more information related to the CEO transition.

_______________________________

1 Growth/decline in net sales excluding the effects of foreign exchange is based on “net sales in local currency,” a non-GAAP financial measure. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for the effects of foreign exchange is useful.

2 Adjusted diluted EPS and adjusted EBITDA are non-GAAP measures. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of these measures to the most directly comparable GAAP measure, and a discussion of why we believe these non-GAAP measures are useful.

Management Commentary

Herbalife Nutrition reported net sales of $1.3 billion for the third quarter of 2022, a decrease of 9.5% compared to the prior year, which was below the Company’s expectations. The Company believes that macroeconomic inflationary pressures challenged Members’ operations and customer demand during the quarter. Net sales were also negatively impacted due to unfavorable geographic mix of revenue as well as the strengthening of the U.S. dollar, which drove a significant currency headwind compared to net sales the prior year.

Management took decisive actions to execute on expense management initiatives that benefited net income and also contributed to an adjusted1 EBITDA and adjusted1 EPS that were above or near the high-end of the Company’s Q3 guidance range. Additionally, during the third quarter, the Company strategically reduced $50 million of its outstanding debt.

From a global perspective, some of the Company’s underlying business trends and KPIs remained largely stabilized compared to Q2 levels. Worldwide active sales leaders, and new distributors and preferred customers, were slightly improved from Q2 levels. The global metrics were supported by significant strength in India and management is keenly focused on improving distributor metrics outside of India.

As such, the Company is rolling out a new campaign focused on driving new distributors to the Company. This collaboration with the Company’s independent distributors has resulted in market-specific initiatives designed to attract additional distributors to join the company in both the short and long-term. The Company is also supporting Members with the resumption of in-person events, product line expansions, and the deployment of enhanced technology tools to support their businesses.

The sales trends that softened through the third quarter are expected to continue into the fourth quarter were impacted by the challenging macroenomic landscape. Given the rapidly shifting macroeconomic sentiment and backdrop, as well as increased volatility in the marketplace, the Company is withdrawing FY 2022 guidance.

As the Company continues to navigate the macro backdrop, profit protection initiatives remain a focal point for management. At the same time, the Company continues to invest for future growth, including its digital transformation, the Herbalife ONE platform, in addition to the development and launch of new products around the world.

“Over our 42-year history we have overcome numerous macroeconomic challenges, and many of our distributors have developed new successful sales strategies and seen positive longer-term impacts on their organizations as a result of these times, as new individuals look to the Herbalife Nutrition business opportunity as a way to supplement their income,” said CEO, Michael O. Johnson. “We remain confident that the resilience of our business model, the entrepreneurial spirit of our independent distributors, the growth profile of our product categories, and the strategic actions we are taking will help us emerge from the current environment stronger than ever.”

Third Quarter 2022 Key Metrics

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 3Q’22 (mil)	Growth/Decline including FX vs. 3Q’21	Growth/Decline excluding FX vs. 3Q’21 (a) 3
Asia Pacific	$ 431.7	9.7%	17.3%
North America	$ 317.5	(10.5%)	(10.4%)
EMEA	$ 247.7	(23.1%)	(9.4%)
Latin America(b)	$ 187.6	(9.2%)	(6.7%)
China	$ 110.6	(28.2%)	(24.4%)
Worldwide Total	$ 1,295.1	(9.5%)	(3.5%)

(a) Growth/decline in net sales excluding the effects of foreign exchange is based on “net sales in local currency,” a non-GAAP financial measure. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for the effects of foreign exchange is useful.

(b) During the third quarter of 2022, the Company combined its Mexico and South and Central America regions into one geographic region now named Latin America. Historical information has been reclassified to conform with the current period geographic presentation.

Regional Volume Point Metrics

	Volume Points
Region	3Q’22 (mil)	Yr/Yr % Chg
Asia Pacific	561.9	14.8%
North America	335.3	(23.5%)
EMEA	307.5	(21.2%)
Latin America(b)	273.2	(17.9%)
China	77.8	(15.1%)
Worldwide Total	1,555.7	(10.7%)

Outlook

Given the rapidly shifting macroeconomic sentiment and backdrop, as well as increased volatility in the marketplace, the Company is withdrawing FY 2022 guidance. The Company will periodically reassess its ability to provide guidance when we believe future performance can be reasonably estimated.

Earnings Conference Call

Herbalife Nutrition senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Monday, October 31st, 2022, at 2:30 p.m. PT (5:30 p.m. ET).

Participants will need to register to receive dial-in information to the call, and may do so by visiting the investor relations section of the Company’s website at http://ir.herbalife.com. Additionally, live audio of the conference call will be simultaneously webcast at https://edge.media-server.com/mmc/p/bvzrmiar. Senior management also plans to reference slides during the call, which will also be available on the investor relation’s section of the Company’s website.

An audio replay will be available following the completion of the conference call, and the webcast of the teleconference will be archived and available on the Company’s investor relations site.

About Herbalife Nutrition Ltd.

Herbalife Nutrition (NYSE: HLF) is a global nutrition company that has been changing people's lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers science-backed products to consumers in 95 markets by entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle. Through the Company’s commitment to nourish people, communities and our planet, Herbalife Nutrition pledges to achieve 50 million positive impacts – tangible acts of good – by 2030, its 50th anniversary.

For more information, please visit IAmHerbalifeNutrition.com and follow us @Herbalife.

Herbalife Nutrition also encourages investors to visit its investor relations website at ir.herbalife.com as financial and other information is posted.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the COVID-19 pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

  the potential impacts of the COVID-19 pandemic and current global economic conditions, including inflation, on us; our Members, customers, and supply chain; and the world economy;
  our ability to attract and retain Members;
  our relationship with, and our ability to influence the actions of, our Members;
  our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;
  adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands and evolving industry standards, including with respect to climate change, sustainability, and other environmental, social, and governance, or ESG, matters;
  the competitive nature of our business and industry;
  legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;
  the Consent Order entered into with the FTC, the effects thereof and any failure to comply therewith;
  risks associated with operating internationally and in China;
  our ability to execute our growth and other strategic initiatives, including implementation of our transformation program and increased penetration of our existing markets;
  any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, including the war in Ukraine, cybersecurity incidents, pandemics, and/or other acts by third parties;
  our ability to adequately source ingredients, packaging materials, and other raw materials and manufacture and distribute our products;
  our reliance on our information technology infrastructure;
  noncompliance by us or our Members with any privacy laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;
  contractual limitations on our ability to expand or change our direct-selling business model;
  the sufficiency of our trademarks and other intellectual property;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team;
  restrictions imposed by covenants in the agreements governing our indebtedness;
  risks related to our convertible notes;
  changes in, and uncertainties relating to, the application of transfer pricing, income tax, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;
  our incorporation under the laws of the Cayman Islands; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	9/30/2022	9/30/2021	9/30/2022	9/30/2021
	(unaudited)
North America	$317.5	$354.8	$987.2	$1,126.6
EMEA	247.7	321.9	831.7	1,043.8
Asia Pacific	431.7	393.5	1,290.1	1,188.8
Latin America	187.6	206.7	594.7	626.5
China	110.6	154.0	319.9	499.1
Worldwide Net Sales	1,295.1	1,430.9	4,023.6	4,484.8
Cost of Sales	285.1	305.2	908.0	942.7
Gross Profit	1,010.0	1,125.7	3,115.6	3,542.1
Royalty Overrides	414.4	450.0	1,301.1	1,409.8
Selling, General, and Administrative Expenses	448.2	486.3	1,373.1	1,498.9
Other Operating Income (1)	-	-	(14.9)	(16.4)
Operating Income	147.4	189.4	456.3	649.8
Interest Expense, net	34.5	37.7	95.9	112.0
Other expense, net (2)	-	-	-	24.6
Income Before Income Taxes	112.9	151.7	360.4	513.2
Income Taxes	30.7	34.3	93.5	104.2
Net Income	$82.2	$117.4	$266.9	$409.0

Weighted-Average Shares Outstanding:
Basic	98.0	105.5	98.7	107.3
Diluted	98.8	107.8	99.7	109.8

Earnings Per Share:
Basic	$0.84	$1.11	$2.70	$3.81
Diluted	$0.83	$1.09	$2.68	$3.73

(1) Other Operating Income for the nine months ended September 30, 2022 and September 30, 2021 relates to certain China government grant income.
(2) Other Expense, net for the nine months ended September 30, 2021 relates to loss on the extinguishment of the 2026 Notes.

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	Sep 30,	Dec 31,
	2022	2021

ASSETS
Current Assets:
Cash and cash equivalents	$532.5	$601.5
Receivables, net	85.0	66.9
Inventories	537.0	575.7
Prepaid expenses and other current assets	229.2	187.7
Total Current Assets	1,383.7	1,431.8

Property, plant and equipment, net	467.8	442.1
Operating lease right-of-use assets	200.7	220.0
Marketing-related intangibles and other intangible assets, net	316.1	317.3
Goodwill	87.6	95.4
Other assets	269.2	313.2
Total Assets	$2,725.1	$2,819.8

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$84.5	$92.0
Royalty overrides	329.0	363.2
Current portion of long-term debt	29.5	29.4
Other current liabilities	542.5	595.8
Total Current Liabilities	985.5	1,080.4

Non-current liabilities:
Long-term debt, net of current portion	2,725.0	2,733.2
Non-current operating lease liabilities	187.8	201.2
Other non-current liabilities	188.7	196.5
Total Liabilities	4,087.0	4,211.3

Commitments and Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	181.0	318.1
Accumulated other comprehensive loss	(284.3)	(211.8)
Accumulated deficit	(1,258.7)	(1,169.0)
Treasury stock	-	(328.9)
Total Shareholders' Deficit	(1,361.9)	(1,391.5)

Total Liabilities and Shareholders' Deficit	$2,725.1	$2,819.8

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	9/30/2022	9/30/2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$266.9	$409.0
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	87.2	80.1
Share-based compensation expenses	37.5	42.3
Non-cash interest expense	5.0	22.4
Deferred income taxes	(11.5)	2.9
Inventory write-downs	29.2	16.9
Foreign exchange transaction (gain) loss	10.0	10.5
Loss on extinguishment of debt	-	24.6
Other	(15.1)	1.0
Changes in operating assets and liabilities:
Receivables	(23.9)	(6.7)
Inventories	(37.4)	(92.2)
Prepaid expenses and other current assets	(26.1)	(68.1)
Accounts payable	(3.7)	11.8
Royalty overrides	(16.8)	(1.7)
Other current liabilities	(21.8)	(86.2)
Other	19.4	8.3
NET CASH PROVIDED BY OPERATING ACTIVITIES	298.9	374.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(113.6)	(104.5)
Other	0.2	(4.4)
NET CASH USED IN INVESTING ACTIVITIES	(113.4)	(108.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from senior secured credit facility, net of discount	433.0	531.1
Principal payments on senior secured credit facility and other debt	(505.0)	(416.0)
Proceeds from senior notes	-	600.0
Repayment of senior notes	-	(420.7)
Debt issuance costs	-	(8.4)
Share repurchases	(146.6)	(909.2)
Other	3.4	3.2
NET CASH USED IN FINANCING ACTIVITIES	(215.2)	(620.0)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(40.0)	(13.0)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(69.7)	(367.0)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	610.4	1,054.0
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$540.7	$687.0

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA

In addition to its reported results calculated in accordance with GAAP, the Company has included in this release adjusted net income, adjusted diluted EPS and adjusted EBITDA, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Adjusted net income, adjusted diluted EPS and adjusted EBITDA exclude the impact of certain unusual or non-recurring items such as non-cash interest expense and amortization associated with the Company’s convertible notes, expenses related to regulatory inquiries and legal accruals, debt issuance costs and losses on extinguishment of debt, expenses related to COVID-19 pandemic, non-income tax items, expenses related to transformation program, and expenses related to digital technology program, as further detailed in the reconciliations below.

Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Company’s definition and calculation as set forth in the tables below of adjusted net income, adjusted diluted EPS and adjusted EBITDA may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

Currency Fluctuation

Our international operations have provided and will continue to provide a significant portion of our total net sales. As a result, total net sales will continue to be affected by fluctuations in the U.S. dollar against foreign currencies. In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, in addition to comparing the percent change in net sales from one period to another in U.S. dollars, we also compare the percent change in net sales from one period to another period using “net sales in local currency.” Net sales in local currency is not a measure presented in accordance with U.S. GAAP. Net sales in local currency removes from net sales in U.S. dollars the impact of changes in exchange rates between the U.S. dollar and the local currencies of our foreign subsidiaries, by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period. We believe presenting net sales in local currency is useful to investors because it allows a meaningful comparison of net sales of our foreign operations from period to period. However, net sales in local currency should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Nine Months Ended
	9/30/2022	9/30/2021	9/30/2022	9/30/2021
	(in millions)

Net income, as reported	$82.2	$117.4	$266.9	$409.0
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	-	6.0	-	17.6
Debt issuance costs related to the senior secured credit facility amendment (1) (2) (4)	-	0.6	-	1.7
Net expenses related to COVID-19 pandemic (1) (2)	0.5	2.5	3.8	11.8
Expenses related to transformation program (1) (2)	2.9	3.9	7.7	7.6
Russia-Ukraine conflict charges (1) (2)	0.1	-	5.5	-
Loss on extinguishment of debt (1) (2) (5)	-	-	-	24.6
Non-income tax items, net (1) (2) (6)	-	-	-	(7.4)
Digital technology program costs (1) (2)	3.3	-	3.3	-
Income tax adjustments for above items (1) (2)	1.0	(0.2)	(1.4)	(6.2)
Net income, as adjusted (7)	$90.0	$130.2	$285.8	$458.7

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended		Nine Months Ended
	9/30/2022	9/30/2021	9/30/2022	9/30/2021
	(per share)

Diluted earnings per share, as reported	$0.83	$1.09	$2.68	$3.73
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	-	0.06	-	0.16
Debt issuance costs related to the senior secured credit facility amendment (1) (2) (4)	-	0.01	-	0.02
Net expenses related to COVID-19 pandemic (1) (2)	0.01	0.02	0.04	0.11
Expenses related to transformation program (1) (2)	0.03	0.04	0.08	0.07
Russia-Ukraine conflict charges (1) (2)	-	-	0.06	-
Loss on extinguishment of debt (1) (2) (5)	-	-	-	0.22
Non-income tax items, net (1) (2) (6)	-	-	-	(0.07)
Digital technology program costs (1) (2)	0.03	-	0.03	-
Income tax adjustments for above items (1) (2)	0.01	-	(0.01)	(0.06)
Adjusted diluted earnings per share (7)	$0.91	$1.21	$2.87	$4.18

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to EBITDA and adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	9/30/2022	9/30/2021	9/30/2022	9/30/2021
	(in millions)

Net income, as reported	$82.2	$117.4	$266.9	$409.0
Interest Expense, net	34.5	37.7	95.9	112.0
Income Taxes	30.7	34.3	93.5	104.2
Depreciation and amortization	28.6	26.6	87.2	80.1
EBITDA	$176.0	$216.0	$543.5	$705.3
Net expenses related to COVID-19 pandemic (1) (2)	0.5	2.5	3.8	11.8
Expenses related to transformation program (1) (2)	2.9	3.9	7.7	7.6
Russia-Ukraine conflict charges (1) (2)	0.1	-	5.5	-
Loss on extinguishment of debt (1) (2) (5)	-	-	-	24.6
Non-income tax items, net (1) (2) (6)	-	-	-	(7.4)
Digital technology program costs (1) (2)	3.3	-	3.3	-
Adjusted EBITDA	$182.8	$222.4	$563.8	$741.9

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. The tax effect of the adjustments between our GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).
(2) Excludes tax (benefit)/expense as follows:
	Three Months Ended		Nine Months Ended
	9/30/2022	9/30/2021	9/30/2022	9/30/2021
	(in millions)

Non-cash interest expense and amortization of non-cash issuance costs	$-	$0.5	$-	0.7
Debt issuance costs related to the senior secured credit facility amendment	-	(0.1)	-	(0.3)
Net expenses related to COVID-19 pandemic	-	(0.2)	(0.7)	(2.1)
Expenses related to transformation program	0.1	(0.2)	(0.4)	(0.7)
Russia-Ukraine conflict charges	-	-	(1.2)	-
Loss on extinguishment of debt	-	(0.2)		(5.5)
Non-income tax items, net	-	0.1	-	1.8
Digital technology program costs	0.9	-	0.9	-
Total income tax adjustments (7)	$1.0	$(0.2)	$(1.4)	$(6.2)

	Three Months Ended		Nine Months Ended
	9/30/2022	9/30/2021	9/30/2022	9/30/2021
	(per share)

Non-cash interest expense and amortization of non-cash issuance costs	-	$-	-	0.01
Debt issuance costs related to the senior secured credit facility amendment	-	-	-	-
Net expenses related to COVID-19 pandemic	-	-	(0.01)	(0.02)
Expenses related to transformation program	-	-	-	(0.01)
Russia-Ukraine conflict charges	-	-	(0.01)	-
Loss on extinguishment of debt	-	-	-	(0.05)
Non-income tax items, net	-	-	-	0.02
Digital technology program costs	0.01	-	0.01	-
Total income tax adjustments (7)	$0.01	$-	$(0.01)	$(0.06)

(3) Relates to non-cash expense on the Company's 2.625% convertible senior notes due 2024.
(4) Relates to costs incurred in the amendment of the senior secured credit facility as described in the Company's Form 10-Q for the three months ended September 30, 2022.
(5) Relates to the loss on the extinguishment of the senior notes due 2026
(6) Relates to certain non-income tax assessments, recoveries and credits
(7) Amounts may not total due to rounding.

Contacts

Media Contact:
Gary Kishner
Senior Director, Media Relations
213.745.0456

Investor Contact:
Eric Monroe
Senior Director, Investor Relations
213.745.0449